As filed with the Securities and Exchange Commission on November 18, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-0419483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ronald M. Sanders, Esq.

660 Madison Avenue, Suite 1600

New York, NY 10065

(212) 230-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Warren Gorrell, Jr., Esq.

David W. Bonser, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000	$14.13	$28,260,000	$3,239

(1)	Estimated solely for purposes of computing the registration fee. In accordance to Rule 457(c) under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based on the average of the high and the low prices per share of the registrant’s common stock as reported on the New York Stock Exchange on November 16, 2011, which was $14.13 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 18, 2011

PROSPECTUS

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

2,000,000 Shares of Common Stock

This prospectus describes our Dividend Reinvestment and Direct Stock Purchase Plan, or the Plan, a direct share purchase plan designed to provide new investors and existing holders of our common stock with a convenient and economical method to purchase shares of our common stock and to reinvest cash dividends in the purchase of additional shares.

The Plan has two components:

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a dividend reinvestment component, which permits Plan participants to invest all or a portion of the cash dividends paid on their shares of our common stock to purchase additional shares of our common stock, and

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a direct stock purchase component, which permits Plan participants and new investors to purchase shares of our common stock by making optional cash investments between $100 and $25,000 per month (unless we grant a waiver of the maximum amount).

Plan highlights include:

•	Any registered holder of our common stock may elect to participate in the Plan.

•	Interested new investors who are not currently holders of our common stock may make their initial purchase through the Plan.

•	Full or partial dividend reinvestment options.

•	Optional cash investments of up to $25,000 per month, and, with our prior approval, optional cash investments in excess of $25,000 per month, for the purchase of additional shares of our common stock.

•

we may, in the future, offer a discount from the market price of our common stock ranging from 0% to 5% (inclusive of any applicable sales or brokerage fees we pay on your behalf), at our sole discretion.

•	You may build your investment over time, starting with an initial investment of as little as $250, or $100, if you authorize automatic monthly cash investments.

•	You may access your account online to review and manage your investment.

•	Optional one-time debit or monthly automatic deductions from your bank account.

All references in this prospectus to “shares” are to shares of our common stock, par value $0.01 per share, and references to “stockholders” are to individuals or entities that hold shares. The term “new investor” refers to an individual or entity that does not hold shares prior to becoming a participant in the Plan.

This prospectus relates to the offer and sale of up to 2,000,000 authorized but unissued shares of our common stock under the Plan. Plan participants should retain this prospectus for future reference.

To ensure that we may continue to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes, no stockholder may own more than 9.8% (in value or number, whichever is more restrictive) of the outstanding shares of our common or capital stock, unless our board of directors waives this limitation. See the discussion under “U.S. Federal Income Tax Considerations” for more information.

Our shares are traded on the New York Stock Exchange, or NYSE, under the symbol “CLNY.”

You should read this prospectus carefully so you know how the Plan works and retain it for future reference. If you have any questions about the Plan, please call the Plan Administrator, American Stock Transfer & Trust Company LLC, or AST, toll free at (888) 563-9653, 24 hours a day, seven days a week. Customer service representatives are available Monday through Friday, between the hours of 8:00 A.M. and 8:00 P.M. Eastern Time.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus for certain risk factors to consider before you decide to invest in the common stock offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November     , 2011

i

The following information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in, or incorporated by reference into, this prospectus. We encourage you to read this prospectus, as well as the information which is incorporated by reference herein, in their entireties. You should carefully consider the material risks of investing in our common stock referenced under the caption “Risk Factors” of this prospectus before making a decision to participate in the Plan. In this prospectus, unless otherwise specified or if the context requires otherwise, we use the terms “company,” “we,” “us” and “our” to refer to Colony Financial, Inc., a Maryland corporation, together with its consolidated subsidiaries.

SUMMARY OF THE PLAN

The following summary of our Dividend Reinvestment and Direct Stock Purchase Plan highlights selected information about the Plan, but may not contain all of the information that may be important to you. You should carefully read the entire text of the Plan contained in this prospectus before you decide to participate in the Plan.

Participation

Current Stockholders. You can participate in the Plan if you currently own shares in the Company. You may participate in the Plan by completing an authorization form and submitting it to American Stock Transfer & Trust Company LLC, the Plan’s “Plan Administrator.” Please see Question 8 for more detailed information.

New Investors. If you do not own any shares in the Company, you can participate in the Plan by making an initial purchase of our shares through the Plan with a minimum initial investment of $250. Please see Question 8 for more detailed information.

Features of the Plan

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Automatic Reinvestment of Dividends and Distributions. If you are a stockholder, you can automatically increase your holdings of our common stock by reinvesting all or a portion of your cash dividends in additional shares. Please see Question 11 for more detailed information.

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Optional Cash Investments. As a participant in the Plan, you can increase your holdings of our common stock by investing a minimum of $100 and a maximum of $25,000 per month (unless we grant a waiver of the maximum amount). You can pay for such optional cash investments by check or by authorizing one or more electronic funds transfers from your bank checking or savings account at a U.S. Bank or financial institution. In certain instances we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. Please see Question 14 for more detailed information.

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Initial Investment. If you are not a current stockholder, you can make an initial investment in our common stock, starting with as little as $250, or $100 if you sign up for automatic monthly investments. Please see Question 8 for more detailed information.

Source of Shares

The Plan Administrator will purchase shares directly from us as newly issued common stock, in the open market or in privately negotiated transactions with third parties. Please see Question 14 for more detailed information.

Purchase Price

The purchase price for shares under the Plan depends on whether the Plan Administrator obtains your shares by purchasing them directly from us, in the open market or in privately negotiated transactions with third parties:

With respect to cash dividend reinvestment purchases:

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If the shares of our common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Dividend Reinvestment Date (as defined below), subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date.

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If the shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date. If shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

With respect to optional cash investments of $25,000 or less:

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If the shares of our common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Cash Purchase Investment Date (as defined below), subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date.

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If the shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date. If shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

With respect to optional cash investments in excess of $25,000 made pursuant to requests for waiver:

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If the shares of our common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on each trading day during the relevant Pricing Period (as defined below), subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. You will not be charged any fees or commissions with respect to such purchases.

•

If the shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for the shares purchased on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf, as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. If shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

To maintain our compliance with the U.S. federal income tax rules applicable to REITs, we cannot, and will not under any circumstances, offer any discount on shares purchased pursuant to this Plan that exceeds 5% of the fair market value of the shares (inclusive of any applicable sales or brokerage fees we pay on your behalf), as determined for U.S. federal income tax purposes, on any particular investment date. Notwithstanding any other provision of the Plan or anything contained in this prospectus, no provisions of the Plan shall be construed to permit a discount that would adversely affect our ability to qualify as a REIT.

Tracking Your Investments

As a Plan participant you will receive periodic statements showing the details of each transaction and the share balance in your Plan account. Please see Question 29 for more detailed information.

Plan Administrator

We have appointed American Stock Transfer & Trust Company LLC as our transfer agent and as the administrator of the Plan. Please see Question 4 for more detailed information.

THE COMPANY

We are a real estate finance company that acquires, originates and manages a diversified portfolio of real estate-related debt instruments. We focus primarily on acquiring, originating and managing commercial mortgage loans, which may be performing, sub-performing or non-performing loans (including loan-to-own strategies), and other commercial real estate-related debt investments. We also have acquired and may continue to acquire other real estate and real estate-related debt assets. We collectively refer to commercial mortgage loans, other commercial real estate-related debt investments, commercial mortgage-backed securities, real estate owned properties and other real estate and real estate-related assets as our target assets.

Our objective is to provide returns that are attractive in light of the amount of risk associated with achieving such returns, or attractive risk-adjusted returns, to our investors, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective through investments in, and active management of, a diversified investment portfolio of performing, sub-performing and non-performing commercial mortgage loans and other real estate-related debt investments. We define a performing loan as a loan on which the borrower is in substantial compliance with the terms of the loan; a sub-performing loan as a loan with a very high loan-to-value ratio, with a low debt service coverage ratio and/or is likely to default at maturity because the property securing the loan cannot support a refinancing of the loan’s entire unpaid principal balance; and a non-performing loan as a loan that is in default of its covenants, is past due in principal or interest payments, or is past its final maturity date and has not been repaid.

We were formed on June 23, 2009 as a Maryland corporation. We are externally managed and advised by Colony Financial Manager, LLC, which we refer to as our Manager, pursuant to the terms of a management agreement. Our Manager is a wholly owned subsidiary of Colony Capital, LLC, or Colony Capital, a privately held independent global real estate investment firm founded in 1991 by Thomas J. Barrack, Jr., our Executive Chairman. Many of our investments have been structured as joint ventures with one or more of the private investment funds managed by Colony Capital or its affiliates.

We elected to qualify as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2009. We generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT, although we will be subject to U.S. federal income tax on income earned through our taxable subsidiaries. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

Our principal executive offices are located at 2450 Broadway, 6th Floor, Santa Monica, CA, 90404. Our telephone number is (310) 282-8820, and our website address is www.colonyfinancial.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Reports for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011, together with all the other information contained or incorporated by reference into this prospectus and the risks we have highlighted in other sections of this prospectus, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference in this document, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “project,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy or the demand for commercial real estate loans;

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions;

•	our ability to obtain and maintain financing arrangements, including securitizations;

•	the amount of commercial mortgage loans requiring refinancing over the 2011 to 2015 period;

•	the anticipated shortfall of debt financing from traditional lenders;

•	the volume of short-term loan extensions;

•	the demand for new capital to replace maturing loans;

•	our expected leverage;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act;

•	availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

We caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We caution not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, which are incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly Reports for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011, together with all the other information contained or incorporated by reference into this prospectus and the risks we have highlighted in other sections of this prospectus.

TERMS AND CONDITIONS OF THE PLAN

The following constitutes our Dividend Reinvestment and Direct Stock Purchase Plan, as in effect beginning on the date first set forth on the cover page of this prospectus.

PURPOSE

1.	What is the purpose of the Plan?

The primary purpose of the Plan is to give holders of shares of our common stock and new investors a convenient and economical way to acquire additional shares of our common stock by reinvesting all or a portion of the cash dividends paid on their shares of our common stock to purchase additional shares of our common stock and by making optional cash payments to purchase shares of our common stock. In these ways, the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our common stock. The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our common stock to participants in the Plan.

ADVANTAGES AND DISADVANTAGES

2.	What are the advantages of the Plan?

The primary advantages of the Plan are as follows:

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Direct Purchase of Initial Shares: New investors may enroll in the Plan by making an initial investment in shares of at least $250 (or $100 if you sign up for automatic monthly investments), but not more than $25,000 (unless we grant a waiver of the maximum amount).

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Reinvestment of Dividends or Distributions: Participants may purchase additional shares of our common stock automatically by reinvesting all or a portion of their cash dividends paid on shares of our common stock. Dividend payments not reinvested will be paid by check or, upon request, by direct deposit to an account at a U.S. bank or financial institution.

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Direct Purchase of Additional Shares through Optional Cash Investments: Participants may purchase additional shares of our common stock by making optional cash investments of at least $100 per investment, with a maximum allowable investment of $25,000 per month (unless we grant a waiver of the maximum amount). In certain instances, we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. You can make optional cash investments by check or by authorizing a one-time debit or automatic monthly deductions from your bank checking or savings account.

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Fractional Shares: All cash dividends or distributions paid on a participant’s shares and all cash investments made by a participant are fully invested in additional shares of our common stock because the Plan permits fractional share interests to be credited to Plan accounts. In addition, dividends will be paid on, and may be reinvested with respect to, such fractional share interests.

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Discount: If we issue new shares of our common stock to participants in the Plan, we may sell them at a discount of up to 5% from the market price of our common stock (inclusive of any applicable sales or brokerage fees we pay on your behalf). We will pay all of your optional cash purchase fees and any related commissions on shares purchased directly from us and all of your dividend reinvestment transaction fees (regardless of whether the shares are acquired directly from us, in the open market or in privately-negotiated transactions), in each case, to the extent such fees and/or commissions, including any discount we offer on the shares, do not exceed 5% of the fair market value of the shares you acquire. If the Plan Administrator acquires our shares in the open market or in privately-negotiated transactions for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares, treating any applicable sales or brokerage fees we pay as included in the discount. You should note, however, that we are not initially anticipating offering shares at a discount or discounting the purchase price of our shares under the Plan. Any such discounts will be made at our sole discretion.

•	Certificates: Participants may request the issuance of share certificates for all or a portion of their Plan shares free of charge.

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Certificate Safekeeping: The Plan offers a “safekeeping” service for a $7.50 fee, whereby record holders may deposit any stock certificates they may have with the Plan Administrator and have their certificated shares credited to their account. This feature prevents stock certificate loss, theft or destruction. Since deposited shares become book-entry shares, they may be transferred or sold through the Plan in a convenient and economical manner. The $7.50 fee will be waived if you elect to deposit your shares and, at the same time, sell them through the Plan.

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Reduced Fees: The Plan provides participants with the opportunity to acquire additional shares of our common stock directly from us without having to pay, subject to certain exceptions, the trading fees or service charges associated with an independent purchase.

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Sale or Transfer of Shares: Participants may request the sale of a portion or all of their Plan shares. Participants may direct the Plan Administrator to transfer to another participant all or a portion of their Plan shares provided that all transfer requirements have been met. The proceeds of the sale, less an administrative fee of $15.00 and commission of $.10 per share, will be sent to you by check (generally within four days following the sale). A Form 1099-B will be mailed to you in January of each year.

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Simplified Recordkeeping: The Plan Administrator will mail Plan statements after each dividend. In addition, an advice will be mailed to you after each purchase, which advice will include the number of shares purchased and the purchase price. You may also view your transaction history online by logging into your account. Details available online include stock price, commission paid, and transaction type and date.

3.	What are the disadvantages of the Plan?

The primary disadvantages of the Plan are as follows:

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No Interest Paid on Funds Pending Investment: No interest is paid on dividends or optional cash investments held by the Plan Administrator pending reinvestment or investment or that may ultimately be returned to you. In addition, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $25,000 (unless this upper limit has been waived), are subject to return to you without interest. Moreover, purchases above the $25,000 limit that have been granted a waiver will also be subject to return to you without interest in the event that the Threshold Price, if any (see Question 17), is not met.

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Purchase/Sale Price Determination: Participants have no control over the share price or the timing of the purchase or sale of Plan shares. Participants cannot designate a specific price or a specific date at which to purchase or sell shares of our common stock or the selection of a broker/dealer through or from whom purchases or sales are made. Participants will not know the exact number of shares purchased until after any particular investment date. In addition, because the Plan Administrator must receive funds for a cash purchase prior to the actual Cash Purchase Investment Date of the common stock, your investments may be exposed to changes in market conditions.

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Reinvested Dividends and Other Amounts may be Treated as Dividends for Tax Purposes: Participants who reinvest dividends paid on shares of our common stock will be treated for U.S. federal income tax purposes as having received a dividend but will not receive cash to pay any tax payment that may be owed on that dividend. In addition, in some cases the participant will be treated as having received an additional distribution attributable to any Plan discount that may be offered.

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Purchase Price may be Higher than Market Price: Shares of common stock purchased directly from us under the Plan are based on a formula described under Question 19 (or Question 17 for optional cash investments of more than $25,000). As a result of this formula, the purchase price under the Plan may exceed the open market price on any particular investment date.

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No Assurance of a Profit or Protection from Losses on Shares Purchased under the Plan. Your investment in the Plan is no different from any investment in shares of our common stock held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares.

ADMINISTRATION

4.	Who will administer the Plan?

American Stock Transfer & Trust Company LLC has been appointed as administrator of the Plan. You should send all correspondence with the Plan Administrator to:

American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, NY 11219

All transaction processing should be directed to:

American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, NY 11219

Plan Administration Department

Please mention Colony Financial, Inc. and this Plan in all correspondence with the Plan Administrator. In addition, you may call the Plan Administrator at (888) 563-9653 or contact the Plan Administrator via the internet at www.amstock.com.

The Company may replace the Plan Administrator at any time upon written notice to the Plan Administrator and may designate another qualified administrator as successor Plan Administrator for all or a part of the Plan Administrator’s functions under the Plan. All participants would be notified of any such change. If the Company changes the Plan Administrator, references in this prospectus to Plan Administrator shall be deemed to be references to the successor Plan Administrator, unless the context requires otherwise.

5.	What are the responsibilities of the Plan Administrator?

The Plan Administrator’s responsibilities principally include:

•	administration of the Plan;

•	acting as your agent;

•	keeping records of all Plan accounts;

•	sending statements of activity to each participant;

•	purchasing and selling, on your behalf, all common stock under the Plan; and

•	the performance of other duties relating to the Plan.

Holding Shares. If you purchase shares through optional cash payments and do not choose to have the dividends that are paid with respect to these shares reinvested, you must indicate that the shares are not to be enrolled in the dividend reinvestment program. The Plan Administrator will hold any shares you choose to enroll in the dividend reinvestment program and will register them in the Plan Administrator’s name (or that of its nominee) as your agent.

Receipt of Dividends. As record holder for the Plan shares, the Plan Administrator will receive dividends on all Plan shares held on the dividend record date, will credit these dividends to your Plan account on the basis of whole or fractional Plan shares held in such account, and will automatically reinvest such dividends in additional common stock unless you select the cash payment only option on the authorization form or direct the Plan Administrator that you wish to receive cash payments only (which instructions can always be changed by providing notice to the Plan Administrator). Any remaining portion of cash dividends not designated for reinvestment will be sent to you. The record date associated with a particular dividend is referred to in this Plan as a “dividend record date.”

Other Responsibilities. The Plan Administrator also acts as dividend disbursing agent, transfer agent and registrar for our common stock.

Replacement Administrator. If the Plan Administrator resigns or otherwise ceases to act as Plan Administrator, we will appoint a new Plan Administrator to administer the Plan.

ELIGIBILITY AND ENROLLMENT

6.	Who is eligible to participate in the Plan?

Record Owners. You are a record owner if you own shares of our common stock that are registered in your name with our transfer agent. If you are a record owner, you may participate directly in any or all of the features of the Plan.

Beneficial Owners. You are a beneficial owner if you own shares of our common stock that are registered in the name of a broker, bank or other nominee. If you are a beneficial owner, you must either (i) become a record owner by having one or more shares transferred into your own name, or (ii) coordinate your participation in the Plan through the broker, bank or other nominee in whose name your common stock is held.

New Investors. If you do not currently own shares of our common stock, you can participate in the Plan by making an initial purchase of shares of our common stock through the Plan with a minimum investment of $250 (or $100 if you sign up for automatic monthly investments).

7.	Are there limitations on participation in the Plan other than those described under Question 6?

Regulations in certain countries may limit or prohibit participation in this type of plan. Persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or, if you are a corporation or other entity, where you are organized or domiciled. If you are a citizen of, or organized or domiciled in, a country other than the U.S., you should independently confirm that by participating in the Plan you will not violate local laws governing, among other matters, taxes, currency and exchange controls, stock registration and foreign investments. We reserve the right to terminate participation of any participant if we deem it advisable under any foreign laws or regulations.

The Plan is designed for long-term investors who would like to invest and build ownership of shares of our common stock over time. The Plan is not intended to provide stockholders with a mechanism for generating short-term profits through rapid turnover of shares acquired at a discount. Further, the Plan’s intended purpose precludes any individual or entity from establishing a series of related accounts for the purpose of conducting arbitrage operations or exceeding the optional monthly cash investment limit. You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of shares of our common stock. If you engage in short-term trading activities, we may prevent you from participating in the Plan. We reserve the right, in our sole discretion, to modify, deny, suspend or terminate participation by a Plan participant who, in our determination, is using the Plan for purposes inconsistent with the intended purpose of the Plan or which adversely affect the price of our common stock. In such an event, the Plan Administrator will notify the participant in writing of its action and will continue to hold the participant’s shares in book-entry form, but will no longer reinvest the participant’s dividends or accept optional cash investments from the participant.

We may also limit participation by some stockholders in order to maintain our status as a REIT. Please see Question 20 for more detailed information.

8.	How do I become a Plan participant?

Record Holders. Record holders may join the plan by completing and signing an authorization form and returning it to the Plan Administrator, or by following the enrollment procedures specified on the Plan Administrator’s website at www.amstock.com. Authorization forms may be obtained at any time by written request, by telephoning the Plan Administrator at the address and telephone number provided in Question 4, or via the internet at the Plan Administrator’s website. The initial minimum investment for existing record holders is $100.

Beneficial Holders. A beneficial holder may request that the number of shares the beneficial holder wishes to be enrolled in the Plan be re-registered by the broker, bank or other nominee in the beneficial holder’s own name as record owner in order to participate directly in the Plan. Alternatively, beneficial holders who wish to join the Plan may instruct their broker, bank or other nominee to arrange participation in the Plan on the beneficial holder’s behalf. The broker, bank or other nominee should then make arrangements with its securities depository, and the securities depository will provide the Plan Administrator with the information necessary to allow the beneficial holder to participate in the Plan.

New Investors. If you do not currently own any shares of our common stock, you may enroll in the Plan by making an initial purchase of shares of our common stock with a minimum investment of $250 (or $100 if you sign up for automatic monthly investments), but your initial investment cannot exceed $25,000 (unless we grant a waiver of this maximum amount). The new investor should complete the portions of the authorization form for a new investor wishing to become a participant and should designate the amount of the initial purchase of shares of our common stock. At the same time, the new participant may designate all, some portion or none of the purchased shares to be enrolled in the dividend reinvestment program. The authorization form should be returned to the Plan Administrator, with payment, on or before the applicable dates described in Question 9. The new investors may also follow the enrollment procedures specified on the Plan Administrator’s website at www.amstock.com to join the Plan. Online enrollment should be completed on or before the applicable dates described in Question 9. Once you are a stockholder, the minimum purchase amount is reduced to $100.

9.	When will my participation in the Plan begin?

If you are a current stockholder and your authorization form is received by the Plan Administrator on or before the dividend record date established for a particular dividend, reinvestment will commence with that dividend. If your authorization form is received after the dividend record date established for a particular dividend, reinvestment will begin on the Dividend Reinvestment Date following the next dividend record date if you are, or your broker, bank or other nominee is, still a record owner. Additionally, if you have submitted your authorization form and thus are enrolled in the Plan, and you wish to make optional cash payments to purchase shares under the direct stock purchase program, the Plan Administrator must receive full payment in advance of the applicable deadline.

In the case of new investors making an initial investment, both the authorization form and full payment of their designated initial investment must be received in advance of the applicable deadline.

Once you enroll in the Plan, you will remain enrolled in the Plan until you withdraw from the Plan, we terminate your participation in the Plan or we terminate the Plan.

10.	What does the Plan Administrator’s website provide?

Instead of submitting an authorization form, you can participate in the Plan by accessing the Plan Administrator’s website at www.amstock.com. The following services are available to you online:

•	Enroll or terminate your participation in the Plan

•	Make initial and additional purchases of common stock

•	Sell common stock

•	Request a stock certificate for non-fractional shares of common stock held in your Plan account

•	View your account history and balances

•	Establish automatic cash investment procedures through direct debit of your U.S. bank account

•	View Plan materials

DIVIDEND REINVESTMENT OPTIONS

11.	What are my dividend reinvestment options?

The dividend reinvestment option you elect can be applied to all your shares, whether held in certificate form, in direct registration or in the Plan.

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Full Dividend Reinvestment. If this option is elected, the Plan Administrator will apply all cash dividends on all shares of our common stock then or subsequently registered in your name, and all cash dividends on all Plan shares, together with any optional cash payments, toward the purchase of additional Plan shares. All withholding amounts will be withheld from cash dividends before the dividends are reinvested in the Plan.

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Partial Dividend Reinvestment. If this option is elected, the Plan Administrator will apply all cash dividends on only the number of shares of our common stock then or subsequently registered in your name and specified on the authorization form and all cash dividends on all Plan shares, together with any optional cash payments, toward the purchase of additional Plan shares, minus applicable withholding amounts, if any. Under the Emergency Economic Stabilization Act passed by the United States Congress in 2008, if you elect the partial dividend reinvestment option, you must reinvest at least 10% of your dividend distribution each Dividend Reinvestment Date.

Unless you designate otherwise, you will be enrolled as having selected the full dividend reinvestment option. In addition, if you return a properly executed authorization form to the Plan Administrator without electing an investment option, you will be enrolled as having selected the full dividend reinvestment option.

Change of Option. You may select any one of the options desired, and the designated options will remain in effect until you specify otherwise by indicating a different option on a new authorization form, by withdrawing some or all shares from the Plan in favor of receiving cash dividends or in order to sell your common stock, or until your participation in the Plan, or the Plan itself, is terminated.

12.	When are dividends reinvested?

If the Plan Administrator acquires shares directly from us, it will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such cash dividends on the date the dividend is paid, which we refer to as the “Dividend Reinvestment Date.” If the Dividend Reinvestment Date falls on a day that is not a NYSE trading day, then the investment will occur on the next NYSE trading day. If the Plan Administrator acquires shares from parties other than us, such purchases will occur during a period beginning on the Dividend Reinvestment Date or, if the Dividend Reinvestment Date falls on a day that is not a

NYSE trading day, the next NYSE trading day, and ending no later than thirty-five (35) days following that date, except where completion at a later date is necessary or advisable under any applicable U.S. federal or state securities laws or regulations.

OPTIONAL CASH INVESTMENTS

13.	How do I make optional cash investments?

Once you have enrolled in the Plan by submitting an authorization form, you may make optional cash investments at any time in three ways:

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One-Time Online Investment. You may make a one-time optional cash investment by accessing your account online at www.amstock.com. To purchase shares via online investment, you must authorize the withdrawal of funds from your bank account by electronic funds transfer.

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Automatic Monthly Investments. If you wish to make regular periodic purchases without writing checks, you can authorize automatic monthly withdrawals from your U.S. bank account. Participants’ bank accounts are debited on the 25th day of each month (or, if that day is not a business day, then on the prior business day), and funds will be invested beginning on the next applicable investment date. You can authorize automatic monthly withdrawals by accessing your account at www.amstock.com, or by completing and submitting to the Plan Administrator an automatic cash investment form, which you may obtain online or by telephoning the Plan Administrator. To terminate monthly purchases by automatic deduction, you must send the Plan Administrator written, signed directions or follow the procedures specified on the Plan Administrator’s website at www.amstock.com.

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Check. You may send the Plan Administrator a check in U.S. dollars drawn on a U.S. bank or Canadian financial institution and made payable to “American Stock Transfer & Trust Company LLC.” If you are not in the United States, please contact your bank to verify that it can provide you with a check that clears through a U.S. bank or Canadian financial institution and that the dollar amount printed is in U.S. Dollars. The Plan Administrator is unable to accept payment in the form of checks that clear through non-U.S. banks. The Plan Administrator will not accept payment in the form of cash, money orders, traveler’s checks or third-party checks. To facilitate the processing of your investment, please use the appropriate form attached to your account statement and mail your check and form to American Stock Transfer & Trust Company LLC as indicated on the form. You may obtain an Optional Cash Investment form by accessing your account online at www.amstock.com or by calling the Plan Administrator.

Insufficient Funds. A $25 fee will be assessed if any check or deposit is returned unpaid or if an automatic withdrawal from your bank account fails due to insufficient funds. In addition, the Plan Administrator will consider null and void the request for any optional cash investment associated with insufficient funds and will immediately remove any shares already credited to your account in anticipation of receiving those funds. The foregoing fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

No interest is paid on your payment pending its investment in shares of our common stock. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States, or (ii) obligations fully guaranteed by the United States. The Plan Administrator will retain any investment income from such investments and will bear the risk of loss from such investments.

14.	When will shares be purchased?

Initial and Optional Cash Investments up to and including $25,000. If the Plan Administrator acquires shares directly from us, then the Cash Purchase Investment Date for cash investments up to and including $25,000 will be on the last NYSE trading day of each month, which we refer to as the “Cash Purchase Investment Date.” The optional Cash Purchase Investment Date for which optional cash investments will be accepted in December 31, 2011. If the Plan Administrator acquires shares from parties other than us, it will attempt to buy shares of our common stock in the open market through a registered broker-dealer or privately negotiated transaction. Such purchases will begin on the Cash Purchase Investment Date, and will be completed no later than thirty-five (35) days following such date, except where completion at a later date is necessary or advisable under any applicable U.S. federal or state securities laws or regulations.

Initial and Optional Cash Investments in Excess of $25,000. The investment dates for optional cash investments in excess of $25,000 per month are discussed in response to Questions 16 and 17.

No interest will be paid on cash dividends pending investment or reinvestment under the terms of the Plan.

15.	What are the minimum and maximum amounts for optional cash investments under the Plan?

Optional cash investments are subject to a monthly minimum purchase requirement of $100 and a maximum purchase limit of $25,000. In certain instances, however, we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. Any optional cash purchase that is less or more than the permitted investment amounts will be returned to you without interest. Please see Questions 16 and 17 for more detailed information on optional cash investments in excess of $25,000.

For purposes of the Plan, we may aggregate all dividend reinvestments and optional cash investments for participants with more than one account using the same name, address, social security or taxpayer identification number. For participants unable to supply a social security or taxpayer identification number, we may limit their participation to only one Plan account. In addition, all Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined, in our sole discretion, that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, we have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

16.	How do I make an optional cash investment over the maximum monthly amount under the Plan?

Optional cash investments in excess of $25,000 per month may be made only if we have decided to consider approving requests for waiver in any given month and only pursuant to requests for waiver that we have approved in writing. For each month, the “Investor Relations” section of our website (www.colonyfinancial.com) will provide one of the three following sets of information regarding optional cash investments made pursuant to requests for waiver:

•	that we will not be considering approving optional cash investments made pursuant to requests for waiver in a given month;

•

that we will be considering approving optional cash investments made pursuant to requests for waiver in a given month. If this is the case, we will provide relevant information, such as the Pricing Period; the Threshold Price, if any; the Waiver Discount, if any; and whether or not the Pricing Period Extension Feature or Continuous Settlement Feature will be activated; or

•

that we have not yet determined whether or not we will be considering approving optional cash investments made pursuant to requests for waiver in a given month. If this is the case, we will provide a date later in the month when our website will provide information regarding whether or not we will be considering approving optional cash investments made pursuant to requests for waiver in that month.

Requests for waiver forms, which can be obtained on the “Investor Relations” section of our website (www.colonyfinancial.com) and on the Plan Administrator’s website (www.amstock.com), should be completed and sent to us by facsimile at 1-212-593-5433 no later than 2:00 p.m. Eastern Time, on the third business day prior to the first trading day of the Pricing Period. We will respond to each request for waiver by the close of business (5:00 p.m. Eastern Time) on the second business day prior to the first trading day of the Pricing Period. Unless we agree otherwise, no later than the first business day prior to the first day of the Pricing Period, the Plan Administrator must receive good funds by check, electronic funds transfer or wire transfer as directed on the request for waiver form, which must be approved by us.

We have the sole discretion to approve or reject any requests for waiver during any given month. In deciding whether to approve requests for waiver, we will consider relevant factors, including, but not limited to, whether the Plan Administrator is then acquiring shares directly from us or acquiring shares in the open market or in privately negotiated transactions, our need for additional funds, the attractiveness of obtaining such additional funds through the sale of shares of our common stock through the Plan as compared to other sources of funds, the purchase price likely to apply to any sale of shares of our common stock under the Plan, the applicant submitting the request, the extent and nature of such applicant’s prior participation in the Plan, the number of shares of our common stock held by such applicant, the Pricing Period, and the aggregate amount of optional cash investments for which requests for waiver have been submitted by all applicants. If such requests for waiver are submitted for any particular month for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests for waiver in order of receipt, pro rata or by any other method that we, in our sole discretion, determine to be appropriate.

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash investments in excess of $25,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver.

17.	What additional provisions apply to optional cash investments made pursuant to an approved request for waiver?

Pricing Period. In any month in which we decide to consider approving requests for waiver, we will specify a pricing period, which we refer to as the “Pricing Period,” that will consist of a number of separate days during which shares of our common stock trade on the NYSE. An equal proportion of your optional cash investment pursuant to an approved request for waiver will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. We will specify the Pricing Period (i.e., the date on which the Pricing Period will begin and end) for a given month under the “Investor Relations” section of our website (www.colonyfinancial.com). In any month in which we decide to consider approving requests for waiver, there will be only one Pricing Period in that month.

In addition, we may elect to activate for any particular Pricing Period a pricing period extension feature that will provide that the Pricing Period will be extended by the number of trading days that the Threshold Price (described below) is not satisfied, or on which there are no trades of our common stock reported on the NYSE, subject to a maximum extension of five trading days. We refer to this feature as the “Pricing Period Extension Feature.” If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional trading day that has been added to such Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our common stock were not reported. For example, if the Pricing Period is 10 trading days, and the Threshold Price is not satisfied for three out of those 10 trading days in the Pricing Period, and we had previously announced at the time of the request for waiver approval that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then funds will be invested on those three trading days (or a subset thereof) in lieu of the three days during the Pricing Period on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash investments pursuant to requests for waiver will be invested in that month.

Threshold Price. In any month in which we decide to consider approving requests for waiver, we may establish a minimum purchase price per share of our common stock, which we refer to as the “Threshold Price,” applicable to shares purchased pursuant to any requests for waiver that we approve in that month. We will establish any Threshold Price in our sole discretion after a review of current market conditions, the level of participation in the Plan and our need for additional funds. The Threshold Price will be a stated dollar amount that the volume-weighted average sales prices per share of our common stock as reported on the NYSE for each trading day of the Pricing Period in any approved request for waiver must equal or exceed. We will exclude from the Pricing Period and from the determination of the purchase price of all optional cash investments made pursuant to approved requests for waiver during such Pricing Period any trading day within such Pricing Period for which the Threshold Price is not satisfied, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. For each trading day of the relevant Pricing Period on which the Threshold Price is not satisfied, the Plan Administrator will return a pro rata portion of the participant’s investment funds to the participant without interest, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. Thus, for example, if the Threshold Price is not satisfied for three trading days out of a 12-day Pricing Period, then three-twelfths (i.e., 25%) of the participant’s investment funds will be returned to the participant without interest, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. A “trading day” means any day on which shares of our common stock trade on the NYSE.

Waiver Discount. In any month in which we decide to consider approving requests for waiver, we may establish a discount rate, which we refer to as a “Waiver Discount,” applicable to shares of our common stock purchased pursuant to any requests for waiver that we approve in that month. The Waiver Discount will range from 0% to 5% (inclusive of any applicable sales or brokerage fees we pay on your behalf) and is subject to change for future Pricing Periods or complete discontinuance, in our sole discretion, without prior notice to applicants, after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. The Waiver Discount will apply uniformly to all optional cash investments made pursuant to all approved requests for waiver for a particular Pricing Period.

Settlement. Shares of our common stock purchased pursuant to requests for waiver will be posted to your Plan account within three business days following the end of the Pricing Period. Alternatively, in the case where shares of our common stock will be purchased directly from us pursuant to requests for waiver, we may elect to activate a continuous settlement feature, which we refer to as the “Continuous Settlement Feature,” pursuant to which shares of our common stock will be posted to your Plan account within three business days following each separate trading day beginning on the first trading day in the Pricing Period and ending on the final trading day in the Pricing Period, with an equal amount of funds being invested on each trading day, subject to the qualifications set forth above. We will state in any approved request for waiver whether we have elected to activate the Continuous Settlement Feature for such Pricing Period.

COMMON STOCK PURCHASES

18.	What is the source of shares to be purchased under the Plan?

All dividends reinvested through the Plan and all optional cash investments will be used to purchase either newly issued shares directly from us, shares on the open market or in privately negotiated transactions with third parties, at our discretion. Shares purchased directly from us will consist of authorized but unissued shares of common stock. We may change the source of the common stock for the Plan, in our sole discretion, without providing you notice that we are doing so.

19.	At what price will shares be purchased?

With respect to cash dividend reinvestment purchases:

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If the shares of our common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Dividend Reinvestment Date, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date.

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If the shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date. If shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

With respect to optional cash investments of $25,000 or less:

•

If the shares of our common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Cash Purchase Investment Date (as defined below), subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date.

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If the shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date. If shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

With respect to optional cash investments in excess of $25,000 made pursuant to requests for waiver:

•

If the shares of our common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. You will not be charged any fees or commissions with respect to such purchases.

•

If the shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for the shares purchased on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%, inclusive of any applicable sales or brokerage fees we pay on your behalf) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. If shares of our common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be adjusted to include brokerage commissions (currently $0.05 per share).

Dividend reinvestments and optional cash purchases will be treated as separate and distinct transactions. Accordingly, to the extent that dividend reinvestments and optional cash purchases occur on the same trading day or days, it is possible that the price at which shares of our common stock are acquired pursuant to dividend reinvestments may differ from the price at which shares of our common stock are acquired pursuant to optional cash purchases. In addition, if dividend reinvestments and optional cash purchases occur concurrently or close in time to one another, the price at which our shares are acquired under the Plan could be higher as a result of such transactions, which could result in Plan participants receiving fewer shares in connection with dividend reinvestments and/or optional cash purchases than might otherwise be the case.

We may in the future, at our sole discretion, offer a discount of up to 5% of the market price, as calculated as set forth herein (inclusive of any applicable sales or brokerage fees we pay on your behalf), on purchases of common stock under the Plan. We are not required to sell shares issued by us at a discount to the Plan or to pay a discount with respect to shares purchased by the Plan Administrator in the open market. We are not initially anticipating offering shares at a discount or discounting the purchase price of our shares under the Plan. If we implement discounts on any feature of the Plan, any such discounts will be made at our sole discretion; and the discount rate we may offer will be subject to change or discontinuance at our discretion and without prior notice to participants in the Plan. The discount rate, if any, will be determined by us from time to time based on a review of current market conditions, the level of participation in the Plan, our current and projected capital needs and other factors that we deem to be relevant. To find out whether we are offering discounts under the Plan you may check the “Investor Relations” section of our website (www.colonyfinancial.com) to determine if we are offering any such discounts.

To maintain our compliance with the U.S. federal income tax rules applicable to REITs, we cannot, and will not under any circumstances, offer any discount on shares of our common stock purchased pursuant to this plan that exceeds 5% of the fair market value of the shares (inclusive of any applicable sales or brokerage fees we pay on your behalf), as determined for U.S. federal income tax purposes, on any particular investment date. Notwithstanding any other provision of this plan or anything contained in this prospectus, no provisions of this plan shall be construed to permit a discount that would adversely affect our ability to qualify as a REIT.

20.	Are there any other limits on the purchase of shares of common stock under the Plan?

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of common stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code, our charter generally prohibits any person (other than a person who has been granted an exception) from actually or constructively owning more than 9.8% of the aggregate of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding shares of such class or series of our preferred stock by value or by number of shares, whichever is more restrictive. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (3) beneficially or constructively owning shares of our capital stock that would result in our owning (directly or indirectly) 10% or more of the interest in a tenant of our real property if income derived from such tenant for our taxable year would result in more than a de minimis amount of non-qualifying income for purposes of the REIT tests and (4) beneficially or constructively owning shares of our capital stock that would cause us otherwise to fail to qualify as a REIT. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representation, covenant and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our qualification as a REIT.

In addition, our board of directors from time to time may increase the ownership limits. However, the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer of ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer of ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer of ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•

the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•

to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

•	In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders.

STOCK CERTIFICATES AND SAFEKEEPING

21.	Will I receive certificates for shares purchased through the Plan?

Normally, common stock purchased for you under the Plan will be held in the name of the Plan Administrator or its nominee. The Plan Administrator will credit the shares to your Plan account in “book-entry” form. This service protects against loss, theft or destruction of certificates evidencing common stock.

22.	Can I get certificates if I want them?

No certificates will be issued to you for shares in the Plan unless you submit a written request to the Plan Administrator or until your participation in the Plan is terminated. At any time, you may request the Plan Administrator to send a certificate for some or all of the whole shares credited to your account. This request should be mailed to the Plan Administrator at the address set forth in the answer to Question 4 or made via the internet at www.amstock.com. There is no fee for this service. Any remaining whole shares and any fractions of shares will remain credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances.

23.	May I deposit stock certificates I currently hold into my Plan account for safekeeping?

You may also elect to deposit with the Plan Administrator certificates for other common stock that you own and that are registered in your name for safekeeping under the plan for a fee of $7.50 payable each time you deposit certificates with the Plan Administrator. The Plan Administrator will credit the common stock represented by the certificates to your account in “book-entry” form and will combine the shares with any whole and fractional shares then held in your Plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service is convenient if and when you sell shares of common stock through the Plan. Because you bear the risk of loss in sending certificates to the Plan Administrator, you should send certificates by registered mail, return receipt requested, and properly insured for 2% of the total value of the shares to the address specified in Question 4 above.

24.	In whose name will certificates be registered when issued?

Your Plan account will be maintained in the name in which your certificates were registered at the time of your enrollment in the Plan. Stock certificates for those shares purchased under the Plan will be similarly registered when issued upon your request. If your shares are held through a broker, bank or other nominee, such request must be placed through your broker, bank or other nominee.

SALE AND TRANSFER OF SHARES

25.	How can I transfer or give gifts of shares?

You may transfer or give gifts of common stock to anyone you choose (subject to the restrictions set forth in our Articles of Amendment and Restatement, as amended from time to time, and restrictions imposed by U.S. federal and state securities laws) by contacting the Plan Administrator. Transfers may be made in book-entry form, or a certificate may be issued and sent to the new owner. You can transfer to a person who already has a Plan account, or you can set up a new Plan account if the person does not have one.

To perform the transfer, send a written letter of instruction to the Plan Administrator setting forth the full registration name and address of the new participant, as well as the social security number of the new participant. The letter should indicate the number of shares (full and fractional, if any) which should be transferred to the new participant. All individuals listed in the account registration must sign the instructions. The signatures must be guaranteed by a bank, broker or financial institution that is a member of the Medallion Signature Guarantee program. A Medallion Signature Guarantee is a special guarantee for securities that may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If you need additional assistance regarding the transfer of your shares, please telephone the Plan Administrator. You also may find information and obtain forms on the Plan Administrator’s website at www.amstock.com.

You may not pledge any shares of our common stock held in your Plan account as collateral for a loan or other obligation. If you wish to pledge shares of our common stock held in your Plan account, you first must withdraw the number of shares you propose to pledge from your Plan account and request a physical certificate for that number of shares. Your request must be submitted in writing to the Plan Administrator.

26.	How can I sell shares?

You may instruct the Plan Administrator to sell all or any part of the shares held in your Plan account by doing any of the following:

•

access the Plan Administrator’s website at www.amstock.com. Select “Shareholder Account Access.” You will be prompted to enter your ten digit account number (provided to you on your account statement) and your social security number (or PIN number, if you do not have a social security number). From the left toolbar, select “Sell. D/R Shares;”

•	call (888) 563-9653 to access the Plan Administrator’s automated telephone system; or

•	complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the Plan Administrator.

If there is more than one individual owner on the Plan account, all participants must authorize the transaction and sign the instruction. As with purchases, the Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through a broker. Sales will be made daily. The Plan Administrator may, at its discretion, sell shares less frequently (but not later than five trading days after receipt) if the total number of the shares to be sold is not sufficient.

If you sell or transfer only a portion of the shares in your Plan account, you will remain a participant in the Plan and may continue to make optional cash investments and reinvest dividends. The Plan Administrator will continue to reinvest the dividends on the shares credited to your account unless you notify the Plan Administrator that you wish to withdraw from the Plan.

The Plan requires you to pay all costs associated with the sale of your shares under the Plan. You will receive the proceeds of the sale, less a $15 service fee per transaction and a $0.10 per share commission paid to the Plan Administrator and less any other applicable fees by check along with a Form 1099-B for income tax purposes (generally within four days following the sale).

Termination of Account Upon Sale of All Shares. If the Plan Administrator sells all shares held in your Plan account, the Plan Administrator will automatically terminate your account. In this case, you will have to complete and file a new authorization form to rejoin the Plan.

Timing and Control. Because the Plan Administrator will sell the shares on behalf of the Plan, neither we nor any participant in the Plan have the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of our shares. That is, if you send in a request to sell shares, it is possible that the market price of our shares could go down or up before the broker sells your shares and the per share sales price you receive will be the average price of all shares sold for Plan participants with respect to that sale date. In addition, you will not earn interest on a sales transaction.

The price of our common stock fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares of our common stock. The price risk will be borne solely by you. You cannot revoke your request to sell once it is made.

TERMINATION OF PARTICIPATION

27.	How do I terminate my participation?

You may discontinue the reinvestment of your dividends at any time by notifying the Plan Administrator in writing at its mailing address or via its internet address specified in the answer to Question 4. To be effective for any given dividend payment, the Plan Administrator must receive notice three business days before the Dividend Reinvestment Date for such dividend payment. If the request to terminate participation is received less than three business days before the Dividend Reinvestment Date, than that dividend will be reinvested. After the Plan Administrator terminates your account, future dividends will be paid out in cash on all balances. Upon termination of your Plan account, you will receive a certificate for the whole shares held for you under the Plan free of charge. A cash payment will be made for any fractional shares held in your account at the time of termination based on the current market value less any applicable sales fees. Alternatively, if you so direct, the Plan Administrator will sell all or part of the shares credited to your Plan account by using the transaction stub on the bottom of your statement and mailing it to the address listed in Question 4. You may also make this request via the Plan Administrator’s internet site at www.amstock.com.

FEES AND COMMISSIONS

28.	What are the costs of participating in the Plan?

You will not pay any trading fees, brokerage commissions or service fees on common stock purchased directly from us through the Plan or in connection with any dividend reinvestment transactions (regardless of whether the shares are acquired directly from us, in the open market or in privately-negotiated transactions). You will, however, be responsible for any trading fees, brokerage commissions or service fees paid in connection with the purchase of shares of our common stock in the open market or in privately negotiated transactions or in connection with your sale of shares from the Plan. We will pay all costs of administration of the Plan. Please refer to the following tabular summary of Plan fees and commissions for more information regarding the current costs of participating in the Plan:

Summary of Fees and Commissions

Enrollment fee for new investors:	None

Purchase of shares from the Company:	None

Purchase of shares in the open market or in privately negotiated transactions:	$0.05 per share

Sale of shares (partial or full):	$15.00 per transaction

Trading fees (applicable when shares are sold in the open market):	$0.10 per share

Termination fee:	$15.00 per transaction

Gift or transfer of shares:	None

Deposit of stock certificates:	$7.50 per deposit

Issuance of share certificates:	None

Returned checks for insufficient funds or rejected automatic withdrawals:	$25.00

Duplicate statements:	$25.00 (current year free)

The Administrator will deduct the applicable fees or commissions from funds available to purchase shares or from the proceeds from a sale.

We and the Administrator reserve the right to amend or modify this Plan Service Fee schedule at any time and from time to time.

REPORTS AND NOTICES TO PARTICIPANTS

29.	How will I keep track of my investments?

The Plan Administrator will mail Plan statements after each dividend. In addition, an advice will be mailed to you after each purchase, which advice will include the number of shares purchased and the purchase price. You may also view your transaction history online by logging into your account. Details available online include stock price, commission paid, and transaction type and date.

You should retain these statements to determine the tax cost basis of the shares purchased for your account under the Plan. In addition, you will receive copies of other communications sent to our stockholders, including our annual report to stockholders, the notice of annual meeting and proxy statement in connection with our annual meeting of stockholders and Internal Revenue Service information for reporting dividends paid.

You can also view your account history and balance online by accessing the Plan Administrator’s website at www.amstock.com.

30.	Where will notices be sent?

The Plan Administrator will address all of its notices to you at your last known address. You should notify the Plan Administrator promptly, in writing, of any change of address.

FEDERAL TAX CONSEQUENCES

31.	What are some of the U.S. federal income tax consequences of a stockholder’s participation in the Plan?

A summary of the U.S. federal income tax consequences of holding shares of common stock in a REIT generally is set forth in the section titled “U.S. Federal Income Tax Considerations.” A summary of the tax consequences to participants in the Plan is set forth in “U.S. Federal Income Tax Considerations—Tax Consequences of Participation in the Plan.” We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in the Plan and your subsequent sale of shares of common stock acquired pursuant to the Plan.

32.	What are the effects of the U.S. federal income tax withholding provisions applicable to U.S. stockholders?

A summary of the effects of the U.S. federal income tax withholding provisions applicable to U.S. stockholders is set forth in the section titled “U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding Tax Applicable to Stockholders.”

OTHER INFORMATION

33.	How can I vote my shares?

You will receive proxy material for all shares in your Plan account. You may vote your shares of common stock either by designating the vote of the shares by proxy or by voting the shares in person at the meeting of stockholders. The proxy will be voted in accordance with your direction. If you do not provide voting instructions but timely and properly submit your proxy, all of your shares will be voted in accordance with the resolutions of the board of directors. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted unless you vote in person at the meeting of stockholders.

34.	If we have a rights offering related to the common stock, how will a stockholder’s entitlement be computed?

Your entitlement in a rights offering related to the common stock will be based upon the number of whole shares credited to your Plan account. Rights based on a fraction of a share credited to your Plan account will be sold for that account and the net proceeds will be invested as an optional cash investment on the next Cash Purchase Investment Date. In the event of a rights offering, transaction processing may be curtailed or suspended by the Plan Administrator for a short period of time following the dividend record date for such action to permit the Plan Administrator to calculate the rights allocable to each account.

Transaction processing may be curtailed or suspended until the completion of any rights offering.

35.	What happens if we declare a dividend payable in stock or declare a stock split?

Stock Dividends and Stock Splits. If dividends are paid in the form of shares of our common stock, or if shares of our common stock are distributed in connection with any stock split or similar transaction, each account balance will be adjusted to reflect the receipt of shares of our common stock paid or distributed. You will receive a statement indicating the number of shares or amount of cash dividends paid as a result of the transaction. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

Other Capitalization Changes. If there occurs any other transaction that results in the number of outstanding shares of our common stock being increased or decreased, such as a recapitalization, reclassification, reverse stock split or other combination of shares of our common stock, or other increase or decrease in shares of our common stock effectuated without receipt of consideration by us, each account balance will be adjusted to reflect the results of such transaction. You will receive a statement indicating the effects of such transaction on your account balance.

36.	Can the Plan be amended, modified, suspended or terminated?

We reserve the right to amend, modify, suspend or terminate the Plan at any time in our sole discretion. You will receive written notice of any material amendment, modification, suspension or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan in our discretion.

If we terminate the Plan, you will receive a certificate for all whole shares of common stock held in your Plan account and a check representing the value of any fractional shares based on the then-current market price. We also will return to you any uninvested dividends or optional cash payments held in your Plan account.

We reserve the right to terminate American Stock Transfer & Trust Company LLC as Plan Administrator and appoint another institution to serve as Plan Administrator, or to administer the Plan ourselves. All participants will receive notice of any such change, which may be by e-mail to participants electing to receive communications electronically of any such change.

37.	Are there any risks associated with the Plan?

Your investment in the Plan is no different from any investment in shares of our common stock held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions. For more information regarding risks relating to an investment in shares of our common stock, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly Reports for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, and in the other reports we have filed with the Securities and Exchange Commission.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

In addition, the purchase price for shares acquired through the Plan will vary and cannot be predicted. The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the related Dividend Reinvestment Date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell—both as to timing and pricing terms and related expenses—or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment.

38.	What are the responsibilities of Colony and the Plan Administrator?

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity. This limitation of liability includes, but is not limited to, any claims of liability for:

•	failure to terminate an account upon the death of a participant before receiving written notice of such death and a request to terminate participation from a qualified representative of the deceased;

•	failure by a participant to receive communications regarding the Plan, when the participant fails to update changes to the address or e-mail address on file with the Plan Administrator;

•	purchase or sale prices reflected in a participant’s Plan account or the dates of purchases or sales of a participant’s Plan shares; or

•	any fluctuation in the market value of a participant’s Plan Shares after any purchase or sale of shares.

We, any of our agents and the Plan Administrator, will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws, including U.S. federal and state securities laws. Since the Plan Administrator has assumed all responsibility for administering the Plan, we specifically disclaim any responsibility for any of the Plan Administrator’s actions or inactions in connection with the administration of the Plan. None of our directors, officers, employees or stockholders will have any personal liability under the Plan.

We, any of our agents and the Plan Administrator, will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

The payment of dividends is at the discretion of our board of directors and will depend upon future earnings, our financial condition and other factors. The board of directors may change the amount and timing of dividends at any time without notice.

39.	How will you interpret and regulate the Plan?

Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary and desirable in connection with the Plan’s operations. Any such determination by us will be conclusive and binding on Plan participants.

40.	What law governs the Plan?

The laws of the State of Maryland govern the Plan.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, which we refer to as the SEC, a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.colonyfinancial.com. You should not consider information on our website to be part of this prospectus.

Our securities are listed on the NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 7, 2011;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed on May 10, 2011, August 8, 2011 and November 9, 2011, respectively;

•

Current Reports on Form 8-K filed on December 20, 2010 as amended on December 22, 2010 and as further amended on March 18, 2011 and May 4, 2011, March 21, 2011, April 12, 2011, April 27, 2011, May 5, 2011, July 13, 2011, July 25, 2011, September 8, 2011, September 20, 2011, October 12, 2011 and November 4, 2011; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, filed on September 14, 2009, pursuant to Section 12 of the Exchange Act and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting Colony as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Colony Financial, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

Attn: Investor Relations

Website: http://www.colonyfinancial.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

USE OF PROCEEDS

We will receive proceeds from the sale of shares of our common stock that the Plan Administrator purchases directly from us on behalf of the Plan. We will not receive proceeds from the sale of our common stock that the Plan Administrator purchases in the open market or in privately negotiated transactions. We intend to use the net proceeds from the sale of such shares of our common stock issued under the Plan for general corporate purposes, including acquiring target assets and repaying indebtedness. Since the price of the common stock offered under the Plan is based on future market prices, we are unable to make an advance determination of the price at which shares of our common stock will be sold to Plan participants, the proceeds of such sale or the number of shares of common stock that will be sold directly by us under the Plan.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases shares of our common stock in the open market or in privately negotiated transactions, we will sell directly to you through the Plan Administrator the shares of our common stock acquired under the Plan. The shares of our common stock, including shares acquired pursuant to requests for waiver, may be resold in market transactions on any national securities exchange on which common stock trades or in privately negotiated transactions. Our common stock currently is listed on the NYSE. Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants that may be engaged in the securities business. Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant under the Plan, nor will we enter into any agreement with any such person regarding such person’s purchase of such shares or any resale of distribution thereof. Under some circumstances, we may, however, approve requests for optional cash investments by such person in excess of the allowable maximum limitations. If such requests are submitted for any Cash Purchase Investment Date for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro-rata or by any other method which we determine to be appropriate.

In connection with optional cash investments in which the Plan Administrator purchases shares of our common stock in the open market or in privately-negotiated transactions, you will pay any applicable sales or brokerage fees. You also will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. As used in this section, references to the terms “Company,” “we,” “our,” and “us” mean only Colony Financial, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The summary is also based upon the assumption that we have operated and will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. stockholders (as defined below), except to the extent discussed below in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders;”

•	persons holding 10% or more (by vote or value) of our outstanding common stock;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our common stock on behalf of other persons as nominees;

•	persons holding our common stock through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	REITs;

•	regulated investment companies, or RICs;

•	subchapter S corporations;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Stockholders— Taxation of Tax-Exempt U.S. Stockholders”

•	trusts and estates; or

•	U.S. expatriates.

This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of us as a REIT and of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Colony Financial, Inc.

We elected to be taxed as a REIT, commencing with our initial taxable year ended December 31, 2009, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized and operated in such a manner as to qualify for taxation as a REIT, and we intend to continue to operate in such manner.

The law firm of Hogan Lovells US LLP has acted as our tax counsel in connection with this prospectus. We have received an opinion of Hogan Lovells US LLP to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our current and proposed method of operation will enable us to continue meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, the nature and value of our assets (which, based on the types of assets we own, can fluctuate rapidly, significantly and unpredictably), the types of income we earn in each taxable year (which, based on the types of assets we own, can fluctuate rapidly, significantly and unpredictably), the past, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, and have made specific factual representations about our future performance to Hogan Lovells US LLP, given the highly complex nature of the rules governing REITs, the ongoing importance and subjectivity of factual determinations, and the possibility of future changes in our circumstances, no assurance has been given or can be given by Hogan Lovells US LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed only as of the date issued. Hogan Lovells US LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership by our stockholders and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Hogan Lovells US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Hogan Lovells US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination, whether for past, current, or future periods, and based upon the types of assets that we own and intend to own, such values can vary rapidly, significantly and unpredictably. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT. Similarly, the income we earn from our assets may not be earned when or in the proportions anticipated. For example, we may encounter situations in which a relatively small investment generates a higher than expected return in a particular year (or vice versa).

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we have been or will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify as a REIT.”

Provided that we qualify as a REIT, we will be entitled at the REIT level to a deduction from our taxable income for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax at the REIT level on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the REIT and stockholder levels that generally results from investment in a corporation. In general, income generated by a REIT is taxed only at the stockholder level upon a distribution of dividends by the REIT to its stockholders. By contrast, we do and will pay U.S. federal and state corporate income tax on the net taxable income of our “taxable REIT subsidiaries.” Due to the nature of the assets in which we invest, we expect our taxable REIT subsidiaries will have a material amount of assets and net taxable income.

For tax years through 2012, most stockholders who are individual U.S. stockholders (as defined below) are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally.”

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

•

We will be taxed at regular U.S. federal corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains, for any taxable year. REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	We (or our stockholders) may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Prohibited Transactions,” and “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); and (b) the inclusion of any income from such property not qualifying for purposes of the gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%). See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property.”

•

We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC) to the extent that our common stock is held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.”

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	We will be subject to a 100% penalty tax on amounts we receive (or on certain expenses deducted by a TRS) if certain arrangements between us and any TRSs we may own do not reflect arm’s length terms.

•

If we acquire any appreciated asset from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such asset during the 10-year period following its acquisition from the subchapter C corporation. The results described in the preceding sentence could occur if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) for a prior year and then re-qualified as a REIT in a later year, in which case the appreciation would be measured as of the beginning of the year in which we first re-qualify as a REIT.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s tax basis in our common stock.

•	The earnings of any subsidiaries that are subchapter C corporations, including any TRSs, are subject to U.S. federal and state corporate income tax.

Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that meets other tests described below, including with respect to the nature of its income and assets; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Internal Revenue Code provides that conditions (1), (2), (3) and (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was 2009). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Relief from Violations; Reasonable Cause

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification as a REIT—Gross Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification as a REIT—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to the inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s pro rata share of the capital interests in the partnership. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships are treated as our assets and items of income for purposes of applying the REIT requirements.

Any investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Requirements for Qualification as a REIT—Asset Tests” and “—Requirements for Qualification as a REIT—Gross Income Tests,” and in turn could prevent us from qualifying as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions. See “—Requirements for Qualification as a REIT—Gross Income Tests,” “Requirements for Qualification as a REIT—Asset Tests” and “—Failure to Qualify as a REIT,” below, for discussion of the effect of failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the status of any subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Under the Internal Revenue Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes so that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our subsidiary partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of these items to the other (i.e., non-contributing) partners. These rules may apply to a contribution that we make to any subsidiary partnerships of the cash proceeds received in offerings of our common stock. As a result, the partners of our subsidiary partnerships, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed below and result in a greater portion of our distribution being taxable as a dividend.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A QRS is any corporation, other than a TRS that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours) the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a QRS. See “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests.”

Taxable REIT Subsidiaries. In general, a REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and may reduce our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to a REIT is an asset in the hands of the REIT, and the REIT generally treats the dividends paid to it from such taxable subsidiary, if any, as income. This treatment can affect the income and asset test calculations that apply to the REIT. Because a REIT does not include the assets and income of TRSs or other taxable subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the REIT to undertake indirectly certain activities that the REIT rules might otherwise preclude the REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates currently may be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements” and “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders.”

A TRS may not directly or indirectly manage or operate a lodging facility or health care facility. In addition, current restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest paid or accrued by a TRS to its parent REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s length basis.

We hold a significant amount of assets in one or more TRSs, but are subject to the limitation that securities in TRSs may not represent more than 25% of our assets. There can be no assurance that we have met or will be able to continue to comply with the 25% limitation. In general, we intend that loans that we originate or buy with an intention of selling in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. It is possible that the TRS (or other entities in which we own a direct or indirect interest) through which any sales of securities are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, a TRS generally would mark all the securities it holds on the last day of each taxable year to their market value, and may recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, a TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We, directly or through entities in which we own an interest, may enter into financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a QRS that is a TMP. If a REIT owns directly, or indirectly through one or more QRSs or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a QRS and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. It is possible that, based on future financing structures or investments, we would have a QRS that is a TMP or a subsidiary that is a REIT and a TMP or a separate corporation that is taxable as a corporation.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including:

1.	interest income derived from mortgage loans secured by real property (including certain types of MBSs);

2.	“rents from real property;”

3.	dividends or other distributions on, and gain from the sale of, shares in other REITs;

4.	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers; and

5.	income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% gross income test described in 1 through 4 above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

For purposes of either or both of the 75% and 95% gross income tests, certain foreign currency income is disregarded for purposes of determining gross income. In addition, income and gain from certain hedging transactions will be disregarded as gross income for purposes of both the 75% and 95% gross income tests. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Hedging Transactions.”

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. We may invest in loans secured by real property that is under construction or being significantly improved, in which case the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.

Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired (or modified in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes) at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan, as nonqualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. Until there is clarification of how interest income related to such loans should be treated for purposes of the 75% gross income test, we intend to measure our compliance with the

75% gross income test by treating a portion of the gross interest income as nonqualifying for such test. The amount of interest income from such a loan that we intend to treat as qualifying will equal the product of the interest income from such loan recognized during the year multiplied by a fraction the numerator of which is the fair market value of the real property securing the loan (measured as required pursuant to the applicable Treasury regulations and related guidance) and the denominator of which is the highest unpaid principal balance of such loan during the portion of the taxable year that we own the loan. Generally, the assets that serve as collateral for the loans we own are not susceptible to precise valuation and we cannot provide any assurance that the IRS would not successfully challenge our valuations for these purposes. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is considered real property and is not held as inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales of the borrower or lessee, and no part is based on the net income or profits of the borrower or lessee, a tenant or subtenant of the borrower or lessee, or any other person. However, where the borrower or lessee derives substantially all of its income from leasing substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly, such income will qualify for purposes of the gross income tests.

Any amount includable in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. See below under “—Requirements for Qualification as a REIT—Asset Tests” for a discussion of the effect of investments in REMICs and other types of securities on our qualification as a REIT.

Among the assets we hold and may continue to hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We believe that we have and intend to continue to structure any investments in mezzanine loans in a manner that allows us to comply with the applicable REIT qualification requirements. Certain components of the safe harbor relate to valuations of the underlying real property and the value of the pass-through entity’s other assets. Generally, the assets that serve as collateral for the loans we own are not susceptible to precise valuation and therefore we cannot provide any assurance that the IRS would not successfully challenge our valuations for these purposes. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans. To the extent we make mezzanine loans that do not qualify as real estate assets, the interest income with respect to such loans will not be qualifying income for the 75% gross income test.

We hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and gross income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification as a REIT—Asset Tests” and “—Failure to Qualify as a REIT.”

We may invest in agency securities that are pass-through certificates. We expect that the agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our agency securities will be qualifying income for the 95% gross income test. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency securities will be qualifying income for purposes of the REIT gross income tests.

Fee Income. We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either the 75% or the 95% gross income tests. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.

Dividend Income and Gains from the Sale of Stock in Corporations. We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Distributions in excess of a corporations current and accumulated “earnings and profits” (as calculated for U.S. federal income tax purposes) generally will be treated as gain from the sale of stock to the extent that such distributions exceed our tax basis in such stock. Such distributions and gain will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We own (and likely will own in the future) stock in certain corporations that we do not control. If those corporations pay dividends or engage in transactions that cause us to recognize significant amounts of income that is non-qualifying for the 75% gross income test, we could fail to qualify as a REIT, unless a cure is available. See “—Failure to Satisfy Gross Income Tests.” Any dividends that we receive from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

Income from Hedging Transactions. From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of either the 95% or 75% gross income tests. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations with respect to any item of income or gain satisfying the 75% and 95% gross income tests will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is “clearly identified.” In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 25 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We believe that we have and intend to continue to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Rents from Real Property. Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if the following conditions are met:

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First, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Second, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

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Third, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, and the rent paid by the TRS is substantially comparable to rent paid by the unrelated tenants for comparable space. Amounts attributable to certain rental increases charged to a controlled TRS can fail to qualify even if the above conditions are met. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively holds 10% or more of the tenant.

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Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to tenants of our properties, other than through an independent contractor, as long as our income from the services does not exceed 1% of our total gross income from the property. For purposes of this test, we are deemed to have received income from non-customary services in an amount equal to at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests.

Unless we determine that the resulting non-qualifying income under any of the following circumstances, taken together with all other non-qualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we currently do not and we do not intend to:

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derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease;

•	rent any property to a related party tenant, including a TRS;

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charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above; or

•	directly perform services considered to be non-customary or provided for the tenant’s convenience.

Income from Prohibited Transactions. Net income that we derive from a prohibited transaction is excluded from gross income solely for purposes of the gross income tests and subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(2) of the Internal Revenue Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We believe that no material asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to continue to structure our activities to avoid transactions that would result in a material amount of prohibited transactions tax.

Income from Foreclosure Property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We expect to make the foreclosure property election with respect to property we acquire through foreclosure if the election is available (which may not be the case with respect to acquired “distressed loans”) and the income related to such property that otherwise would be nonqualifying for purposes of the REIT gross income tests is material.

Cash/Income Differences/Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We have acquired and may continue to acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. We may elect to include in taxable income accrued market discount as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the MBSs that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph, if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, we have acquired and may continue to distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer as described above, such a TRS would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

In addition, in the event that any debt instruments or MBSs acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to private lenders or pursuant to the Legacy Loans Program to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests. We have monitored and intend to continue to monitor our sources of income, including any non-qualifying income received by us, and to manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests

At the close of each calendar quarter, we must satisfy the following six tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of MBSs and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

(2)	not more than 25% of our total assets may be represented by securities other than those described in (1) above;

(3)	except for securities described in (1) above and securities in TRSs or QRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

(4)	except for securities described in (1) above and securities in TRSs or QRSs we may not own more than 10% of any one issuer’s outstanding voting securities;

(5)	except for securities described in (1) above, securities in TRSs or QRSs, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer; and

(6)	not more than 25% of our total assets may be represented by securities of one or more TRSs.

The 5% and 10% asset tests do not apply to securities of TRSs and QRSs. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including (1) loans to individuals or estates, (2) obligations to pay rents from real property, (3) rental agreements described in Section 467 of the Internal Revenue Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants), (4) securities issued by other REITs, (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico, and (6) any other arrangement as determined by the IRS. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock,

(2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code, and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” (as defined in the Internal Revenue Code), hold securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

As discussed above, we intend to invest in agency securities that are either pass-through certificates or collateralized mortgage obligations. We expect that the agency securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our agency securities treated as interests in grantor trust will qualify as real estate assets. In the case of agency securities treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests.

If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or MBSs that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, there are uncertainties regarding the application of the principles of Revenue Procedure 2011-16, particularly relating to the proper asset test treatment of loans acquired at a discount that increase in value during periods following the acquisition. There can be no assurance that later interpretations of or any clarifications to this Revenue Procedure will be consistent with how we currently are applying it to our REIT compliance analysis.

As discussed above, certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test and the 10% vote or value test. See “—Requirements for Qualification as a REIT—Gross Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset test. We intend to make such investments in such a manner as not to fail the asset tests described above.

We generally do not and will not obtain independent appraisals to support our conclusions concerning the values of some or all of our assets. Moreover, values of some assets that we intend to own may not be susceptible to a precise determination, and such values can change rapidly, significantly and unpredictably. There can be no assurance that the IRS will not disagree with our determinations as to value and the IRS could assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could adversely affect the application of the REIT asset requirements to certain of our investments. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We may enter into repurchase agreements under which we will normally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Failure to Satisfy the Asset Tests. The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities in such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset), but a change in value of existing assets coupled with an acquisition of new assets could cause us to fail the asset tests. Our business involves regularly acquiring new assets and, accordingly, we generally would not expect to benefit from this rule for purposes of our 75% asset test compliance or the 25% TRS value limitation. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We intend to continue to maintain adequate records of value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•

the sum of: (1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and (2) 90% of our net income, if any, (after tax) from foreclosure property; minus

•	the sum of specified items of “non-cash income.”

For purposes of this test, “non-cash income” means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like kind exchange that is later determined to be taxable.

We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a dividend record date in one of these months and pay the dividend on or before January 31 of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains and (2) cannot be passed through or used by our stockholders. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition). The results described in this paragraph also could occur if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) for a prior year and then re-qualified as a REIT in a later year, in which case the “built-in gain” would be measured as of the beginning of the year in which we first re-qualify as a REIT.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. The terms of our credit facility (or other debt we incur in the future) may limit our ability to pay distributions to our shareholders, which could in turn adversely impact our ability to meet the REIT distribution requirements, eliminate our entire U.S. federal income tax liability or maintain our REIT qualification.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT. Failure to comply could result in monetary fines.

Foreign Investments

We and our subsidiaries hold, and may acquire additional, investments in foreign countries, requiring us to pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. We could be subject to U.S. federal income tax rules intended to prevent or minimize the value of the deferral of the recognition by us of passive-type income of foreign entities in which we own a direct or indirect interest. As a result, we could be required to recognize taxable income for U.S. federal income tax purposes prior to receiving cash distributions with respect to that income or, in certain circumstances, pay an interest charge on U.S. federal income tax that we are deemed to have deferred. Our foreign investments might also generate foreign currency gains and losses. Certain foreign currency gains may be excluded from gross income for purposes of one or both of the gross income tests, as discussed above. See above under “—Requirements for Qualification as a REIT—Gross Income Tests.”

Taxable Mortgage Pools and Excess Inclusion Income

If we have an investment in an arrangement that is classified as a “taxable mortgage pool,” that TMP arrangement will be subject to tax as a separate corporation unless we own 100% of the equity in such TMP arrangement. Whether an arrangement is or is not a TMP may not be susceptible to precise determination. If an investment in which we own an interest is characterized as a TMP and thus a separate corporation, we will satisfy the 100% ownership requirement only if we own all classes of securities that for tax purposes are characterized as equity, which is often an uncertain factual issue. Accordingly, if an investment in which we own an interest is characterized as a TMP and thus a separate corporation, we may be unable to comply with the REIT asset tests that restrict our ability to own most corporations. A portion of the REIT’s income from a TMP arrangement that is not taxed as a separate corporation, which might be non-cash accrued income, could be treated as “excess inclusion income.” The manner in which excess inclusion income is calculated is not clear under current law. However, as required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. Under the IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. A REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, is considered excess inclusion income of such entity;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax;

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders; and

•

is taxable (at the highest corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “Requirements for Qualification as a REIT—Gross Income Tests” and “Requirements for Qualification as a REIT—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2012). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common stock by the partnership.

Distributions Generally. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends or as qualified dividend income will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends will generally be taxed to U.S. stockholders as long-term capital gains without regard to the period for which the U.S. stockholder that receives such distribution has held its stock. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as capital gain. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case U.S. stockholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•

a long-term capital gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 15% (through 2012), and taxable to U.S. stockholders that are corporations at a maximum rate of 35%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares of our common stock, the U.S. stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Colony Financial, Inc.” and “—Requirements for Qualification as a REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “—Requirements for Qualification as a REIT— Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Qualified Dividend Income. With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including any TRS in which we may own an interest);

•

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if the dividends are received from a U.S. corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. If we designate any portion of a dividend as qualified dividend income, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We intend to notify U.S. stockholders regarding the portions of distributions for each year that constitute ordinary income, return of capital and capital gain.

Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted basis will equal the U.S. stockholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns on capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum federal income tax rate of 15% (through 2012), if our common stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains.

Capital losses recognized by a U.S. stockholder upon the disposition of our common stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Expansion of Medicare Tax. The Health Care and Reconciliation Act of 2010 requires that, in certain circumstances, certain U.S. stockholders that are individuals, estates, and trusts pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares, effective for taxable years beginning after December 31, 2012. Prospective investors should consult their own tax advisors regarding this legislation.

Legislation Relating To Foreign Accounts. Under the Hiring Incentives to Restore Employment Act (enacted in March 2010) (the “HIRE Act”), certain payments made after December 31, 2012 to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of their shares of common stock. See “—Information Reporting and Backup Withholding Tax Applicable to Stockholders—U.S. Stockholders—Withholding on Payments in Respect of Certain Foreign Accounts.”

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our common stock generally should not give rise to UBTI to a U.S. tax-exempt stockholder.

To the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a U.S. tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501 (c)(7), (c)(9), (c)(1 7) or (c)(20) of the Internal Revenue Code, respectively, or single parent title-holding corporations exempt under Section 501 (c)(2) whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such stockholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our common stock. These stockholders should consult with their own tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our common stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•

either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock; and

•

we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the interests of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts.

Certain restrictions on ownership and transfer of our common stock contained in our charter generally should prevent a person from owning more than 10% of the value of our common stock, and thus we are not likely to become a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, “non-U.S. stockholder” is a beneficial owner of our common stock that is not a U.S. stockholder (as defined above under “—Taxation of Taxable U.S. Stockholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

Distributions Generally. As described in the discussion below, distributions paid by us with respect to our common stock will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends;

•	return of capital distributions; or

•	long-term capital gain.

This discussion assumes that our common stock will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our common stock is no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends. A distribution paid by us to a non-U.S. stockholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•	not attributable to our net capital gain; or

•

the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. stockholder owns 5% or less of the value of our common stock at all times during the one-year period ending on the date of distribution.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. stockholder (and that are not deemed to be capital gain dividends for purposes of FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the non-U.S. stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. stockholder and attributable to that stockholder’s share of our excess inclusion income. See “—Requirements for Qualification as a REIT—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our non-U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Return of Capital Distributions. Unless (A) our stock constitutes a USRPI or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. stockholder’s proportionate share of our earnings and profits, and (2) the non-U.S. stockholder’s basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. A distribution paid by us to a non-U.S. stockholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•

the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. stockholder owns more than 5% of the value of common stock at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. stockholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. stockholder unless:

•

the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sales by us of USRPIs and paid to a non-U.S. stockholder that owns more than 5% of the value of shares of common stock at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, such distributions may also be subject to a 30% branch profits tax.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. stockholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. stockholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability or refundable when the non-U.S. stockholder properly and timely files a tax return with the IRS.

Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our common stock held by non-U.S. stockholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. stockholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. stockholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. stockholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. stockholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Common Stock. Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true:

•

Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

•

We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity; and

•

Either (a) our common stock is not “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market; or (b) our common stock is “regularly traded” on an established securities market and the selling non-U.S. stockholder has held over 5% of our outstanding common stock any time during the five-year period ending on the date of the sale.

Specific wash sales rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Legislation Relating to Payments to Certain Foreign Entities. Under the HIRE Act, withholding taxes are imposed on certain types of payments made after December 31, 2012 to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied. Prospective investors are advised to consult their own tax advisors regarding this legislation. See “—Information Reporting and Backup Withholding Tax Applicable to Stockholders—Non-U.S. Stockholders—Withholding on Payments to Certain Foreign Entities.”

Information Reporting and Backup Withholding Tax Applicable to Stockholders

U.S. Stockholders

Generally. In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some stockholders, unless an exception applies. Further, the payor will be required to withhold backup withholding tax (currently at a rate of 28%), if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding;

(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3)	there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

(4)	there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

Some stockholders, including corporations, financial institutions and certain tax-exempt organizations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. A U.S. stockholder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Withholding on Payments in Respect of Certain Foreign Accounts. Under the HIRE Act, certain payments made after December 31, 2012 to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30% on certain types of income, including dividends on and gains from the sale or other disposition of REIT stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of their common stock held with or through a financial institution or other foreign entity.

Non-U.S. Stockholders

Generally. Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding, currently at a rate of 28%, may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The proceeds from a disposition by a non-U.S. stockholder of common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment were made through a U.S. office of a U.S. or foreign broker. Generally, backup withholding does not apply in such a case.

Generally, non-U.S. stockholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. stockholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to backup withholding. Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, a non-U.S. stockholder is advised to consult its tax advisor regarding the information reporting requirements applicable to it.

Withholding on Payments to Certain Foreign Entities. The HIRE Act imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied. Failure to comply with the new reporting requirements could result in withholding taxes being imposed on payments of interest, dividends and sales proceeds (including dividends on and gains from the sale or other disposition of REIT stock), and other payments to foreign intermediaries and certain non-U.S. stockholders. We will not pay any additional amounts in respect of any amounts withheld. This legislation is generally effective for payments made after December 31, 2012. However, no withholding is required on payments made under obligations that are outstanding on March 18, 2012, or from the gross proceeds of any disposition of such an obligation. Prospective investors are advised to consult their own tax advisors regarding this legislation.

Tax Consequences of Participation in the Plan

General

We plan to offer stockholders and prospective stockholders the opportunity to participate in the Plan. Although we do not initially anticipate offering common stock at a discount or discounting the purchase price of our common stock under the Plan, in the future, at our sole discretion, common stock acquired from us, in the open market or in privately negotiated transactions pursuant to the Plan may be acquired at a discount as determined and set by us from time to time, ranging from 0% to 5%, taking into account any applicable sales and brokerage fees we pay on your behalf.

Amounts Treated as a Distribution

Generally, a Plan participant will be treated as having received a distribution with respect to our common stock for U.S. federal income tax purposes in an amount determined as described below:

•

A stockholder who participates in the either the Full or Partial Dividend Reinvestment investment options under the Plan and whose dividends are reinvested in shares of our common stock that are purchased directly from us, purchased in the open market, or purchased through privately negotiated transactions, will be treated for U.S. federal income tax purposes as having received (and will receive a Form 1099-DIV reporting) a distribution from us with respect to our common stock equal to the fair market value of our common stock credited to the stockholder’s Plan account (plus any applicable sales or brokerage fees we pay on your behalf) on the date the dividends are reinvested. The amount of the distribution deemed received (and that will be reported on the Form 1099-DIV received by the stockholder) may exceed the amount of the cash dividend that was reinvested due to a discount that may be offered on the purchase price of the common stock purchased.

•

A stockholder who participates in the optional cash investment and dividend reinvestment features of the Plan and who purchases common stock at a discount through the optional cash investment feature will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to its common stock equal to the fair market value of our common stock credited to the stockholder’s Plan account on the date the stock is purchased (plus any applicable sales or brokerage fees we pay on your behalf) less the amount paid by the stockholder for our common stock. Stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash purchases of our common stock made through the Plan.

•

Although the tax treatment with respect to a stockholder who participates only in the optional cash investment feature of the Plan and does not participate in either the Full or Partial Dividend Reinvestment investment options under the Plan is not entirely clear, if a discount is offered, we will report the discount as a distribution to the stockholder on Form 1099-DIV. If no discount is offered, a stockholder will not be treated as having received a distribution from us.

•

Newly enrolled participants who are making their initial investment in our common stock through the optional cash investment feature of the Plan and therefore are not currently our stockholders should not be treated as receiving a distribution from us, even if a discount is offered. Stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash purchases of our common stock made through the Plan.

•

You will not pay any trading fees, brokerage commissions or service fees on common stock purchased directly from us through the Plan. You will, however, be responsible for any trading fees, brokerage commissions or service fees paid in connection with the purchase of shares of our common stock in the open market or in privately negotiated transactions or in connection with your sale of shares from the Plan. We will pay all costs of administration of the Plan. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that the administrative costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares of common stock. However, because the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the administrative costs as constituting a taxable distribution to you and/or a distribution which reduces the basis in your shares. For this and other reasons, we may in the future take a different position with respect to these costs.

In the situations described above, a stockholder will be treated as receiving a distribution from us even though no cash distribution is actually received. These distributions will be taxable in the same manner as all other distributions paid by us, as described above under “Taxation of Taxable U.S. Stockholders,” “Taxation of Tax-Exempt Stockholders,” or “Taxation of Non-U.S. Stockholders,” as applicable.

Basis and Holding Period in Shares Acquired Pursuant to the Plan

Subject to the discussion below regarding the “average basis method,” the tax basis for our common stock acquired by reinvesting cash distributions through the Plan generally will equal the fair market value of our common stock on the date of distribution (plus the amount of any brokerage fees paid by the stockholder). Accordingly, if we offer a discount on the purchase price of our common stock purchased with reinvested cash distributions, the tax basis in our common stock would include the amount of any discount. The holding period for our common stock acquired by reinvesting cash distributions will begin on the day following the date of distribution.

Subject to the discussion below regarding the “average basis method,” the tax basis in our common stock acquired through the optional cash investment generally will equal the cost paid by the participant in acquiring our common stock, including any brokerage fees paid by the stockholder. If we offer a discount on the purchase price of our common stock purchased by making an optional cash investment, then the tax basis in those shares of common stock also would include any amounts taxed as a dividend. The holding period for our common stock purchased through the optional cash investment feature of the Plan generally will begin on the day our shares of common stock are purchased for the participant’s account.

Absent an election to the contrary from you, the Plan Administrator intends to use the “FIFO” method (as defined in applicable Treasury Regulations) for shares of our common stock acquired by or for you under the Plan. The FIFO method of computing tax basis will apply to shares acquired by or for you under the Plan, except to the extent you provide notice to the Plan Administrator that you elect to use the average basis method of computing the tax basis of your shares under the Plan or another permitted method. The Plan complies with recent Treasury Regulations, which generally allow taxpayers to elect to use the average basis method with respect to shares of stock acquired in connection with a dividend reinvestment plan if the plan requires the reinvestment of at least 10% of every dividend. As a result, you may make an election to use the average basis method of determining such tax basis at any time, and such method will apply to all dispositions of shares under the Plan following such election. You should consult your tax advisor regarding the average basis method and the elections that are appropriate for you.

Withdrawal of Shares from the Plan

When a participant withdraws common stock from the Plan and receives stock certificates, the participant will not realize any taxable income. However, if the participant receives cash for a fractional share, the participant will be required to recognize gain or loss with respect to that fractional share.

Effect of Withholding Requirements

Withholding requirements generally applicable to distributions from us will apply to all amounts treated as distributions pursuant to the Plan. See “—Information Reporting and Backup Withholding Tax Applicable to Stockholders,” and “—Taxation of Non-U.S. Stockholders” for a discussion of the withholding requirements that apply to other distributions that we pay. All withholding amounts will be withheld from distributions before the distributions are reinvested under the Plan. Therefore, if a stockholder is subject to withholding, distributions which would otherwise be available for reinvestment under the Plan will be reduced by the withholding amount.

Other Tax Considerations

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include those related to the reduced maximum income tax rate for capital gain of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gain rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Tax Shelter Reporting

If a holder of our common stock recognizes a loss as a result of a transaction with respect to our common stock of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a stockholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a stockholder that is either a corporation or a partnership with only corporate partners, such stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury Regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.

LEGAL MATTERS

Hogan Lovells US LLP will pass upon the validity of the common stock being offered pursuant to the Plan and certain federal income tax matters.

EXPERTS

The consolidated financial statements of Colony Financial, Inc. (the Company), the financial statements of ColFin WLH Investor, LLC and the financial statements of ColFin NW Funding, LLC, all appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of ColFin FRB Investor, LLC appearing in the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2010, as amended on December 22, 2010 and as further amended on March 18, 2011 and May 4, 2011, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical combined financial statements of First Republic Bank as of and for the year ended December 31, 2009, included in the Company’s Current Report on Form 8-K/A dated May 4, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The combined balance sheet of First Republic Bank as of December 26, 2008 and December 28, 2007, and the related combined statements of income, changes in equity and comprehensive income, and cash flows for the year ended December 26, 2008, the period from September 22, 2007 to December 28, 2007, and the period from January 1, 2007 to September 21, 2007, have been incorporated by reference to this prospectus and registration statement from the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2010, as amended on December 22, 2010 and as further amended on March 18, 2011 and May 4, 2011, in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$3,239
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	50,000
Plan Administrator’s Fees and Expenses (estimated for one year)	25,000
Miscellaneous	11,761

Total	$100,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, CA, on November 18, 2011.

COLONY FINANCIAL, INC.

By:	/S/ DARREN J. TANGEN
Darren J. Tangen Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Thomas J. Barrack, Jr., Richard B. Saltzman and Darren J. Tangen, and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ THOMAS J. BARRACK, JR. Thomas J. Barrack, Jr.	Executive Chairman	November 18, 2011

/S/ RICHARD B. SALTZMAN Richard B. Saltzman	Chief Executive Officer, President and Director (principal executive officer)	November 18, 2011

/S/ DARREN J. TANGEN Darren J. Tangen	Chief Financial Officer (principal financial and accounting officer)	November 18, 2011

/S/ GEORGE G. C. PARKER George G. C. Parker	Director	November 18, 2011

/S/ JOHN A. SOMERS John A. Somers	Director	November 17, 2011

/S/ JOHN L. STEFFENS John L. Steffens	Director	November 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Amendment and Restatement of Colony Financial, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Company’s Registration Statement on Form S-11
(No. 333-160323), filed on September 23, 2009)

4.2	Amended and Restated Bylaws of Colony Financial, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-160323), filed on September 18, 2009)

4.3	Specimen Common Stock Certificate of Colony Financial, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-11
(No. 333-160323), filed on September 18, 2009)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of KPMG LLP

23.4	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.5	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

24.1	Powers of Attorney (included on signature page hereto)